Filed pursuant to Rule 433
                                                   Registration No. 333-130684

                   Morgan Stanley Mortgage Loan Trust 2007-1XS
                                (Issuing Entity)

               Mortgage Pass-Through Certificates, Series 2007-1XS

                      Morgan Stanley Mortgage Capital Inc.
                              (Seller and Sponsor)

                          Morgan Stanley Capital I Inc.
                                   (Depositor)

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.


The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
-----------------------------------------------------------------------------------------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

------------------------------------------------------------------------------
MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

------------------------------------------------------------------------------


                             Preliminary Termsheet
                                $[506,806,000]
                                  Approximate

                  Morgan Stanley Mortgage Loan Trust 2007-1XS
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2007-1XS

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.


------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------
                                    Page 1

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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

------------------------------------------------------------------------------



                         $[506,806,000] (Approximate)
                  Morgan Stanley Mortgage Loan Trust 2007-1XS
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2007-1XS

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)

                            Transaction Highlights
                            ----------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       Expected                    Principal
                                                       Ratings       Avg Life to   Window To           Initial
Offered                                                S&P /         Call(1)       Call(1)(2)/         Subordination
Classes           Description         Balance(3)       Moody's       (2)/Mty(2)    Mty(2)              Level(4)        Benchmark
===================================================================================================================================
  1-A-1       Senior / Fixed Rate    138,198,000       AAA/Aaa       3.12 / 3.55    1 - 100 / 1 - 230     6.05%           N/A
-----------------------------------------------------------------------------------------------------------------------------------
  1-A-2       Senior / Fixed Rate     15,355,000       AAA/Aaa       6.54 / 6.78   37 - 100 / 37 - 228    6.05%           N/A
-----------------------------------------------------------------------------------------------------------------------------------
  2-A-1     Senior / Floating Rate   143,894,000       AAA/Aaa       1.00 / 1.00     1 - 24 / 1 - 24      6.05%       1 Mo. LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
  2-A-2       Senior / Fixed Rate     25,831,000       AAA/Aaa       2.25 / 2.25    24 - 30 / 24 - 30     6.05%           N/A
-----------------------------------------------------------------------------------------------------------------------------------
  2-A-3       Senior / Fixed Rate     49,563,000       AAA/Aaa       3.10 / 3.10    30 - 47 / 30 - 47     6.05%           N/A
-----------------------------------------------------------------------------------------------------------------------------------
 2-A-4-A      Senior / Fixed Rate     20,000,000       AAA/Aaa       5.00 / 5.00    47 - 80 / 47 - 80     15.45%          N/A
-----------------------------------------------------------------------------------------------------------------------------------
 2-A-4-B      Senior / Fixed Rate      2,225,000       AAA/Aaa       5.00 / 5.00    47 - 80 / 47 - 80     6.05%           N/A
-----------------------------------------------------------------------------------------------------------------------------------
 2-A-4-C      Senior / Fixed Rate     21,468,000       AAA/Aaa       5.00 / 5.00    47 - 80 / 47 - 80     6.05%           N/A
-----------------------------------------------------------------------------------------------------------------------------------
  2-A-5       Senior / Fixed Rate     27,351,000       AAA/Aaa      8.11 / 10.55    80 - 100 / 80 - 208   6.05%           N/A
-----------------------------------------------------------------------------------------------------------------------------------
  2-A-6       Senior / Fixed Rate     32,259,000       AAA/Aaa      6.34 / 6.47     37 - 100 / 37 - 206   6.05%           N/A
-----------------------------------------------------------------------------------------------------------------------------------
   M-1      Subordinate / Floating
                     Rate              7,348,000      AA+/Aa1        5.48 / 5.93    37 - 100 / 37 - 149   4.60%       1 Mo. LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   M-2      Subordinate / Floating
                     Rate              4,307,000       AA/Aa2        5.48 / 5.87    37 - 100 / 37 - 139   3.75%       1 Mo. LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   M-3      Subordinate / Floating
                     Rate              2,534,000       AA/Aa3        5.48 / 5.82    37 - 100 / 37 - 131   3.25%       1 Mo. LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   M-4      Subordinate / Floating
                     Rate              1,773,000       AA-/A1        5.48 / 5.77    37 - 100 / 37 - 125   2.90%       1 Mo. LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   M-5      Subordinate / Floating
                     Rate              1,773,000       AA-/A2        5.48 / 5.72    37 - 100 / 37 - 120   2.55%       1 Mo. LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   M-6      Subordinate / Floating
                     Rate              1,773,000        A/A3         5.48 / 5.66    37 - 100 / 37 - 115   2.20%       1 Mo. LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   B-1      Subordinate / Floating
                     Rate              1,773,000       A-/Baa1       5.48 / 5.57    37 - 100 / 37 - 109   1.85%       1 Mo. LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   B-2      Subordinate / Floating
                     Rate              1,773,000      BBB+/Baa2      5.44 / 5.44    37 - 100 / 37 - 102   1.50%       1 Mo. LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   B-3      Subordinate / Floating
                     Rate              2,534,000      BBB-/Baa3      5.18 / 5.18    37 - 93 / 37 - 93     1.00%       1 Mo. LIBOR
-----------------------------------------------------------------------------------------------------------------------------------
   A-R
-----------
    OC                                                        Not Offered Hereby
-----------
    P
-----------------------------------------------------------------------------------------------------------------------------------


Notes:
------

(1) Certificates are priced to a 10% Optional Termination or Auction Call.
(2) Based on 100% of the related prepayment assumption as described herein.
(3) Bond sizes subject to a variance of plus or minus 10%.
(4) Subordination Levels are preliminary, subject to final Rating Agency approval and a variance of plus or minus 1.50%


------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

------------------------------------------------------------------------------


This information should be read in conjunction with the Free Writing Prospectus dated December 1, 2006 (the "Free Writing Prospectus")

Issuing Entity:                 Morgan Stanley Mortgage Loan Trust 2007-1XS

Depositor:                      Morgan Stanley Capital I Inc.  The offered
                                certificates will be issued under the
                                depositor's registration statement (File No.
                                333-130684 with the Securities and Exchange
                                Commission).

Sponsor:                        Morgan Stanley Mortgage Capital Inc.

Originators:                    Morgan Stanley Mortgage Capital Inc., the
                                Sponsor, is expected to be the originator for approximately 56.85% of the Group 1 Mortgage
                                Loans and approximately 44.93% of the Group 2
                                Mortgage Loans.

                                First National Bank of Nevada is expected to be the originator for approximately 15.72% of the Group 1 Mortgage Loans and approximately 18.73% of the Group 2 Mortgage Loans.

                                Lydian Private Bank is expected to be the originator for approximately 10.29% of the Group 1 Mortgage Loans.


                                No other originator is expected to have
                                originated more than 10% of the Mortgage Loans in any loan group by principal balance.

Servicers:                      GMAC Mortgage Corporation is expected to be
                                the initial servicer of approximately 88.11%
                                and approximately 80.67% of the Group 1
                                Mortgage Loans and the Group 2 Mortgage Loans respectively. See Exhibit 2. The GMAC serviced loans are expected to be transferred to another servicer, rated SQ1 by Moody's, within 180 days from the Closing Date.

                                No other servicer is expected to be the direct servicer for more than 10% of the Mortgage Loans in any loan group by principal balance.

Servicing Fee:                  The Servicing Fee Rate for the Mortgage Loans
                                is expected to be 0.250% per annum.

                                For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians' ongoing (safekeeping and loan file release only) fees.

Expense Fee:                    The Expense Fee Rate with respect to each
                                Mortgage Loan and any Distribution Date will be the related Servicing Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on LPMI Mortgage Loans.

Servicer Remittance Date:       Generally, the 18th of the month in which the
                                Distribution Date occurs.

Auction Administrator/ Master
Servicer/ Securities
Administrator:                  Wells Fargo Bank, National Association

Trustee:                        LaSalle Bank, National Association

Managers:                       Morgan Stanley (sole lead manager)

Rating Agencies:                The Offered Certificates are expected to be
                                rated by Standard & Poor's and Moody's
                                Investors Service, Inc.



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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

------------------------------------------------------------------------------



Offered Certificates:           The Class A Certificates and the Subordinate
                                Certificates.

Non Offered Certificates:       The Class OC, Class P and Class A-R
                                Certificates.

Senior Certificates:            The Class A and Class A-R Certificates.

Class A Certificates:           The Class 1-A and Class 2-A Certificates.

Class 1-A Certificates:         The Class 1-A-1 and Class 1-A-2 Certificates,
                                and any classes of certificates resulting from the division of the Class 1-A
                                Certificates and having a distribution
                                priority over the Subordinate Certificates.

Class 2-A Certificates:         The Class 2-A-1, Class 2-A-2, Class 2-A-3,
                                Class 2-A-4-A, Class 2-A-4-B, Class 2-A-4-C,
                                Class 2-A-5 and Class 2-A-6 Certificates, and any classes of certificates resulting from the division of the Class 2-A Certificates and having a distribution priority over the Subordinate Certificates.

Class M Certificates:           The Class M-1, Class M-2, Class M-3,
                                Class M-4, Class M-5 and Class M-6
                                Certificates.

Class B Certificates:           The Class B-1, Class B-2 and Class B-3
                                Certificates.

Subordinate Certificates:       The Class M and Class B Certificates.

Certificates:                   The Senior Certificates, Subordinate
                                Certificates, the Class OC Certificates and the Class P Certificates. Such Certificates may also be referred to individually or collectively as the Certificates.

LIBOR Certificates:             The Class 2-A-1, Class M-1, Class M-2, Class
                                M-3, Class M-4, Class M-5, Class M-6, Class
                                B-1, Class B-2 and Class B-3 Certificates.

Fixed Rate Certificates:        The Class 1-A-1, Class 1-A-2, Class 2-A-2,
                                Class 2-A-3, Class 2-A-4-A, Class 2-A-4-B,
                                Class 2-A-4-C, Class 2-A-5 and Class 2-A-6
                                Certificates

Lockout Certificates:           The Class 1-A-2 and Class 2-A-6 Certificates
                                will be "lock-out" certificates. The Lockout
                                Certificates generally will not receive any portion of principal payment until the Distribution Date in February 2010.
                                Thereafter, the Lockout Certificates will receive an increasing percentage of their pro rata share of principal payable to the Senior
                                Certificates based on a schedule.

Expected Closing Date:          January 31, 2007 through DTC and, upon request
                                only, through Euroclear or Clearstream.

Mortgage Loans:                 As of the Cut-off Date, the Mortgage Loans
                                consist of 1,919 fixed rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately
                                $506,806,190. The Mortgage Loans will be divided into 2 loan groups - Loan Group 1 and Loan Group 2.


Group 1 Mortgage Loans:         As of the Cut-off Date, the Mortgage Loans
                                consist of 272 fixed rate residential,
                                first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately
                                $163,442,327.

Group 2 Mortgage Loans:         As of the Cut-off Date, the Mortgage Loans
                                consist of 1,647 fixed rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately
                                $343,363,862.

Relationship between Loan       The Class A Certificates with a "1" prefix
Groups and Certificate Groups:  are sometimes referred to as the group 1 senior certificates and they correspond to the mortgage loans in loan group 1. The Class
                                A Certificates with a "2" prefix are
                                sometimes referred to as the group 2 senior certificates and they correspond to the mortgage loans in loan group 2. The
                                Subordinated Certificates correspond to all of the Mortgage Loans.

Cut-off Date:                   January 1, 2007.

Forms and Denomination:         The Offered Certificates will be issued in
                                book-entry form and in minimum dollar
                                denominations of $25,000, with an additional increment of $1,000.


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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

------------------------------------------------------------------------------


CPR: "CPR" represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. See Exhibit 1.

Group 1 Prepayment Assumption:  CPR starting at approximately 10% CPR in month
                                1 and increasing to 22% CPR in month 12 (12%/11 increase for each month), and remaining at 22% CPR thereafter.

Group 2 Prepayment Assumption:  CPR starting at approximately 10% CPR in month
                                1 and increasing to 25% CPR in month 12 (15%/11 increase for each month), and remaining at 25% CPR thereafter.

Record Date:                    For the LIBOR certificates and any Distribution
                                Date, the business day immediately preceding that Distribution Date, or if the LIBOR certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates and any Distribution Date, the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Accrued Interest:               The LIBOR Certificates will settle without
                                accrued interest. The Fixed Rate Certificates will settle with accrued interest.

Accrual Period:                 The interest accrual period for the LIBOR
                                Certificates with respect to any Distribution
                                Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current
                                Distribution Date (on an actual/360 day count basis).

                                The interest accrual period for each other class of certificates and any Distribution Date will be the calendar month immediately prior to the month in which the relevant Distribution Date occurs (on a 30/360 day count basis).

Delay Days:                     0 day delay for LIBOR Certificates and 24 day
                                delay for all other Certificates.

Distribution Dates:             The 25th of each month, or if such day is not
                                a business day, on the next business day, beginning in February 2007.

Last Scheduled Distribution     The Distribution Date occurring in September
Date:                           2046.

Clean-Up Call:                  The terms of the transaction allow for a
                                purchase of the Mortgage Loans resulting in the retirement of the Certificates once the aggregate principal balance of the Mortgage
                                Loans is equal to 10% or less of aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the "Clean-Up Call Date").
                                The Master Servicer may assign its right to the Clean-Up Call to another party.



------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

------------------------------------------------------------------------------


Optional Termination of the     Commencing with the first Clean-up Call Date,
Trust Fund by Purchaser or      the Auction Administrator shall solicit bids
Auction:                        for the purchase of the Mortgage Loans from
                                at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans. If the Auction
                                Administrator receives at least three bids for the Mortgage Loans, any related REO
                                Property and any other property related to the Mortgage Loans remaining in the trust fund (collective, the "Assets"), and one of those bids is at least equal to the Minimum
                                Auction Price, the Auction Administrator shall sell the Assets to the highest bidder
                                (the "Auction Purchaser") at the price
                                offered by the Auction Purchaser (the
                                "Mortgage Loan Auction Price"). If the
                                Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction
                                Price, the Auction Administrator shall, every six-months following the initial Clean-up
                                Call Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum
                                Auction Price, at which time the Auction
                                Administrator shall sell the Assets to the Auction Purchaser at that Mortgage Loan
                                Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date after any six-month period unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

                                Commencing with the first Distribution Date following the first Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Mortgage Loans for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property and (c) any unreimbursed servicing advances related to the Mortgage Loans.

Minimum Auction Price:          For any Distribution Date on which an auction
                                is being held, the sum of (a) 100% of the current aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to the Mortgage
                                Loans in the trust fund being purchased, (c) any unreimbursed servicing advances related to the Mortgage Loans and (d) any expenses incurred by the Auction Administrator relating to the Auction process.

Substitution Adjustment         The amount by which the balance of any Mortgage
Amount:                         Loan that is repurchased from the trust exceeds
                                the balance of any Mortgage Loan which is then substituted. The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage Loan:       A "Liquidated Mortgage Loan" is a defaulted
                                Mortgage Loan as to which the related
                                Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:                  "Realized Loss" with respect to any
                                Distribution Date and any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period will be the sum of
                                (i) the principal balance of such Mortgage
                                Loan remaining outstanding (after all
                                recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage
                                Loan which have been reimbursed from
                                Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related Servicer or the Master
                                Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation
                                Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Loses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.


REO Property:                   Real estate owned by the issuing entity.


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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

------------------------------------------------------------------------------


Depositor's Option to           The Depositor has the option, but is not
Purchase Breached Mortgage      obligated, to purchase from the Issuing Entity
Loans:                          any Breached Mortgage Loan at the Purchase
                                Price provided that certain conditions are met.

Breached Mortgage Loan:         A Mortgage Loan (a) (i) on which the first
                                payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:                 Purchase Price shall be 100% of the
                                unpaid principal balance of such Mortgage
                                Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage
                                Loan plus other amounts as specified in the Pooling and Servicing Agreement.

Delinquency:                    As calculated using the OTS methodology (see
                                Exhibit 1), as of the Cut-Off Date, [none] of the mortgage loans were more than 30 days' delinquent. The servicer of some of these mortgage loans has changed at least one time since they were originated.

Class Principal Balance:        The "Class Principal Balance" of any Class of
                                Certificates as of any Distribution Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates of the Class as payments of principal, and (ii) with respect to the Subordinate Certificates, the amount of
                                Realized Losses on the Mortgage Loans
                                allocated to the Class.


Due Date:                       "Due Date" means, with respect to a
                                Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:              "Prepayment Period" generally means for any
                                Mortgage Loan and any Distribution Date, the calendar month preceding that Distribution
                                Date.

Due Period:                     For any Distribution Date, the period beginning
                                on the second day of the calendar month
                                preceding and ending on the first day of the month in which the Distribution Date occurs.

Credit Enhancement:             The Offered Certificates are credit enhanced
                                by:
                                1)  Net Monthly Excess Cashflow from the
                                    Mortgage Loans,
                                2)  1.00% overcollateralization (funded
                                    upfront). On and after the Stepdown Date,
                                    so long as a Trigger Event is not in
                                    effect, the required overcollateralization
                                    will equal 2.00% of the aggregate
                                    principal balance of the Mortgage Loans as
                                    of the last day of the applicable Due
                                    Period, subject to a floor equal to 0.35%
                                    of the aggregate principal balance of the
                                    Mortgage Loans as of the Cut-Off Date; and
                                3)  Subordination of distributions on the more
                                    subordinate classes of certificates (if
                                    applicable) to the required distributions
                                    on the more senior classes of
                                    certificates.

                                The amount by which the aggregate stated principal balance of the Mortgage Loans is greater than the aggregate class principal balance of the Certificates is referred to as "overcollateralization." On the closing date the aggregate Stated Principal Balance of the Mortgage Loans is expected to exceed the aggregate Class Principal Balance of the Certificates by approximately [$5,074,191]. In other words, it is expected that there will be approximately 1.00% overcollateralization as of the Closing Date. In addition, the Mortgage Loans are expected to generate more interest than is needed to pay interest on the Offered Certificates and related expenses of the trust fund because the weighted average interest rate of the Mortgage Loans is expected to be higher than the weighted average pass-through rate on the Offered Certificates, plus the weighted average expense fee rate. Net Monthly Excess Cashflow, as described below, will be used to reduce the total Class Principal Balance of the Offered Certificates creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.


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Please refer to important information and qualifications at the end of this
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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Class A Interest Distribution   The "Class A Interest Distribution Amount"
Amount: for any class of Senior Certificates and any Distribution Date will be equal to the interest accrued on the related Class Principal Balance for such Distribution Date for such class of Senior Certificates and the Unpaid Interest Amount, if any, for such Distribution Date for such class of Senior Certificates reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest Shortfalls.

Principal Remittance Amount:    The "Principal Remittance Amount" for the
                                Certificates and any Distribution Date will be the sum of:
                                (i)  the principal portion of all scheduled
                                monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related
                                Determination Date;
                                (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; and
                                (iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation
                                Proceeds and all full and partial principal prepayments, received during the related
                                Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans.

Subordinated Interest           The "Subordinated Interest Distribution Amount"
Distribution Amount:            will be, with respect to any class of
                                Subordinated Certificates and any
                                Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced
                                (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest
                                Shortfalls to the extent not covered by
                                Compensating Interest paid by the related
                                Servicer or the Master Servicer and any
                                Relief Act Interest Shortfalls.

Stepdown Date:                  The later to occur of:
                                (x)  The earlier of:
                                     (a)  The Distribution Date occurring in
                                          February 2010; and
                                     (b)  The Distribution Date on which the
                                          aggregate Class Principal Balance of
                                          the Class A Certificates is reduced
                                          to zero; and
                                (y)  The first Distribution Date on which the
                                     Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the Certificates on the applicable Distribution Date) is greater than or equal to approximately 12.10%.

Delinquency Trigger Event:      A Delinquency Trigger Event is in effect on
                                any Distribution Date if on that Distribution
                                Date the 60 Day+ Rolling Average equals or exceeds [50.00%] of the prior period's Senior
                                Enhancement Percentage. The 60 Day+ Rolling
                                Average will equal the rolling 3 month
                                average percentage of Mortgage Loans that are 60 or more days delinquent.


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Please refer to important information and qualifications at the end of this
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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Cumulative Loss Trigger Event:  A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such Distribution Date:

                                Months 25- 36             [0.20]% for the first
                                                          month, plus an
                                                          additional 1/12th of
                                                          [0.35]% for each
                                                          month thereafter
                                Months 37- 48             [0.55]% for the first
                                                          month, plus an
                                                          additional 1/12th of
                                                          [0.40]% for each
                                                          month thereafter
                                Months 49- 60             [0.95]% for the first
                                                          month, plus an
                                                          additional 1/12th of
                                                          [0.40]% for each
                                                          month thereafter
                                Months 61- 72             [1.35]% for the first
                                                          month, plus an
                                                          additional 1/12th of
                                                          [0.25]% for each
                                                          month thereafter
                                Months 73 and thereafter  [1.60]%.


Step-up Pass-Through Rates:     The pass-through rates on the Offered
                                Certificates will increase after the Clean-up
                                Call Date, should the call not be exercised.
                                For the Class 1-A-1, Class 1-A-2, Class
                                2-A-2, Class 2-A-3, Class 2-A-4-A, Class
                                2-A-4-B, Class 2-A-4-C, Class 2-A-5 and Class
                                2-A-6 Certificates, the pass-through rates will increase by 0.50% after the Clean-up
                                Call Date. The applicable fixed margin on the Class 2-A-1 Certificates will increase by 2x after the Clean-up Call Date. The applicable fixed margin on all the Subordinate
                                Certificates will increase by 1.5x after the Clean-up Call Date.

Class 1-A-1 Pass-Through Rate:  The Class 1-A-1 Certificates will accrue interest at a per annum interest rate equal to the least of (i) 5.96500% (6.46500% after the Clean-up Call Date)), (ii) the Group 1 Net
                                WAC Cap (iii) the Net WAC Cap.

Class 1-A-2 Pass-Through Rate:  The Class 1-A-2 Certificates will accrue interest at a per annum interest rate equal to the least of (i) 5.87594% (6.35794% after the Clean-up Call Date)), (ii) the Group 1 Net
                                WAC Cap (iii) the Net WAC Cap..

Class 2-A-1 Pass-Through Rate:  The Class 2-A-1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 8 bps
                                (16 bps after the Clean-up Call Date), (ii) the Group 2 Net WAC Cap (iii) the Net WAC Cap and (iv) 11.000%.

Class 2-A-2 Pass-Through Rate:  The Class 2-A-2 Certificates will accrue interest at a per annum interest rate equal to the least of (i) 5.82594% (6.32594% after the Clean-up Call Date) ), (ii) the Group 2
                                Net WAC Cap (iii) the Net WAC Cap.

Class 2-A-3 Pass-Through Rate:  The Class 2-A-3 Certificates will accrue interest at a per annum interest rate equal to the least of (i) 5.91880% (6.41880% after the Clean-up Call Date) ), (ii) the Group 2
                                Net WAC Cap (iii) the Net WAC Cap.

Class 2-A-4-A Pass-Through      The Class 2-A-4-A Certificates will accrue
Rate:                           interest at a per annum interest rate equal to
                                the least of (i) 6.08417% (6.58417% after the Clean-up Call Date) ), (ii) the Group 2 Net
                                WAC Cap (iii) the Net WAC Cap.

Class 2-A-4-B Pass-Through      The Class 2-A-4-B Certificates will accrue
Rate:                           interest at a per annum interest rate equal to
                                the least of (i) 6.30273% (6.80273% after the Clean-up Call Date) ), (ii) the Group 2 Net
                                WAC Cap (iii) the Net WAC Cap.

Class 2-A-4-C Pass-Through      The Class 2-A-4-C Certificates will accrue
Rate:                           interest at a per annum interest rate equal to
                                the least of (i) 6.10404% (6.60404% after the Clean-up Call Date) ), (ii) the Group 2 Net
                                WAC Cap (iii) the Net WAC Cap.

Class 2-A-5 Pass-Through Rate:  The Class 2-A-5 Certificates will accrue interest at a per annum interest rate equal to the least of (i) 6.27197% (6.77197% after the Clean-up Call Date) ), (ii) the Group 2 Net WAC Cap (iii) the Net WAC Cap.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Class 2-A-6 Pass-Through Rate:  The Class 2-A-6 Certificates will accrue interest at a per annum interest rate equal to the least of (i) 5.85757% (6.35757% after the Clean-up Call Date) ), (ii) the Group 2 Net WAC Cap (iii) the Net WAC Cap.

Class M-1 Pass-Through Rate:    The Class M-1 Certificates will accrue
                                interest at a variable rate equal to the least of (i) one-month LIBOR plus 30 bps (45 bps after the Clean-up Call Date), (ii) the Net
                                WAC Cap and (iii) 11.000%.

Class M-2 Pass-Through Rate:    The Class M-2 Certificates will accrue interest
                                at a variable rate equal to the least of (i) one-month LIBOR plus 32 bps (48 bps after the Clean-up Call Date), (ii) the Net WAC Cap and
                                (iii) 11.000%.

Class M-3 Pass-Through Rate:    The Class M-3 Certificates will accrue interest
                                at a variable rate equal to the least of (i) one-month LIBOR plus 34 bps (51 bps after the Clean-up Call Date), (ii) the Net WAC Cap and
                                (iii) 11.000%.

Class M-4 Pass-Through Rate:    The Class M-4 Certificates will accrue interest
                                at a variable rate equal to the least of (i) one-month LIBOR plus 42 bps (63 bps after the Clean-up Call Date), (ii) the Net WAC Cap and
                                (iii) 11.000%.

Class M-5 Pass-Through Rate:    The Class M-5 Certificates will accrue interest
                                at a variable rate equal to the least of (i) one-month LIBOR plus 44 bps (66 bps after the Clean-up Call Date), (ii) the Net WAC Cap and
                                (iii) 11.000%.

Class M-6 Pass-Through Rate:    The Class M-6 Certificates will accrue interest
                                at a variable rate equal to the least of (i) one-month LIBOR plus 50 bps (75 bps after the Clean-up Call Date), (ii) the Net WAC Cap and
                                (iii) 11.000%.

Class B-1 Pass-Through Rate:    The Class B-1 Certificates will accrue interest
                                at a variable rate equal to the least of (i) one-month LIBOR plus 100 bps (150 bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class B-2 Pass-Through Rate:    The Class B-2 Certificates will accrue interest
                                at a variable rate equal to the least of (i) one-month LIBOR plus 125 bps (187.5 bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class B-3 Pass-Through Rate:    The Class B-3 Certificates will accrue interest
                                at a variable rate equal to the least of (i) one-month LIBOR plus 260 bps (390 bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Net WAC Cap:                    For any Distribution Date, the weighted average
                                 of the interest rates for each Mortgage Loan
                                then in effect at the beginning of the
                                related Due Period, adjusted in the case of the LIBOR Certificates to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Group 1 Net WAC Cap:            For any Distribution Date, the weighted average
                                of the interest rates for each Group 1
                                Mortgage Loan then in effect at the beginning of the related Due Period.

Group 2 Net WAC Cap:            For any Distribution Date, the weighted average
                                of the interest rates for each Group 2
                                Mortgage Loan then in effect at the beginning of the related Due Period, adjusted in the case of the LIBOR Certificates to accrue on the basis of a 360-day year and the actual number of days in the related Interest
                                Accrual Period.



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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Class 1-A-1 and Class 1-A-2     As to any Distribution Date, the Basis Risk
Basis Risk Carry Forward        Carry Forward Amount for each of the Class
Amounts:                        1-A-1 and Class 1-A-2 Certificates will equal
                                the sum of:
                                (i)   The excess, if any, of interest that
                                      would otherwise be due on such Class at
                                      the related Class 1-A Pass-Through Rate
                                      (without regard to the Group 1 Net WAC
                                      Cap or the Net WAC Cap, over interest
                                      due such Certificates at a rate equal to the lesser of the Group 1 Net WAC Cap and the Net WAC Cap);
                                (ii)  Any Class 1-A-1 and Class 1-A-2 Basis
                                      Risk Carry Forward Amount remaining
                                      unpaid from prior Distribution Dates;
                                      and
                                (iii) Interest on the amount in clause (ii) at
                                      the related Class 1-A Pass-Through Rate
                                      (without regard to the lesser of the
                                      Group 1 Net WAC Cap and the Net WAC
                                      Cap).


Class 2-A-1 Basis Risk Carry    As to any Distribution Date, the Basis Risk
Forward Amount:                 Carry Forward Amount for each of the Class
                                2-A-1 Certificates will equal the sum of:
                                (i)   The excess, if any, of interest that
                                      would otherwise be due on such Class at
                                      the Class 2-A-1 Pass-Through Rate
                                      (without regard to the Group 2 Net WAC
                                      Cap or the Net WAC Cap, but subject to a maximum rate of 11.000%) over interest due such Certificates at a rate equal to the lesser of the Group 2 Net WAC Cap and the Net WAC Cap;
                                (ii)  Any Class 2-A-1 Basis Risk Carry Forward
                                      Amount remaining unpaid from prior
                                      Distribution Dates; and
                                (iii) Interest on the amount in clause (ii) at
                                      the Class 2-A-1 Pass-Through Rate
                                      (without regard to the lesser of the
                                      Group 2 Net WAC Cap and the Net WAC Cap, but subject to a maximum rate of 11.000%).

Class 2-A-2, Class 2-A-3,       As to any Distribution Date, the Basis Risk
Class 2-A-4-A, Class 2-A-4-B,   Carry Forward Amount for each of the Class
Class 2-A-4-C, Class 2-A-5      2-A-2, Class 2-A-3, Class 2-A-4-A, Class
and Class 2-A-6                 2-A-4-B, Class 2-A-4-C, Class 2-A-5and Class
Basis Risk Carry                2-A-6 Certificates will equal the sum of:
Forward Amounts:                (i)   The excess, if any, of interest that
                                      would otherwise be due on such Class at
                                      the related Class 2-A Pass-Through Rate
                                      (without regard to the Group 2 Net WAC
                                      Cap or the Net WAC Cap, over interest
                                      due such Certificates at a rate equal to the lesser of the Group 2 Net WAC Cap and the Net WAC Cap);
                                (ii)  Any Class 2-A-2, Class 2-A-3, Class
                                      2-A-4-A, Class 2-A-4-B, Class 2-A-4-C,
                                      Class 2-A-5 and Class 2-A-6 Basis Risk
                                      Carry Forward Amount remaining unpaid
                                      from prior Distribution Dates; and
                                (iii) Interest on the amount in clause (ii) at
                                      the related Class 2-A Pass-Through Rate
                                      (without regard to the lesser of the
                                      Group 2 Net WAC Cap and the Net WAC
                                      Cap).


Class M-1, M-2, M-3, M-4,       As to any Distribution Date, the Basis Risk
M-5, M-6, B-1, B-2 and B-3,     Carry Forward Amount for each of the Class M-1,
Basis Risk Carry Forward        Class M-2, Class M-3, Class M-4, Class M-5,
Amounts:                        Class M-6, Class B-1, Class B-2 and Class B-3
                                Certificates will equal the sum of:
                                (i)   The excess, if any, of interest that
                                      would otherwise be due on such Class at
                                      such Class' applicable Pass-Through Rate
                                      (without regard to the Net WAC Cap, but
                                      subject to a maximum rate of 11.000%)
                                      over interest due to such Class at a
                                      rate equal to the Net WAC Cap;
                                (ii)  Any Basis Risk Carry Forward Amount for
                                      such class remaining unpaid for such
                                      Certificate from prior Distribution
                                      Dates; and
                                (iii) Interest on the amount in clause (ii) at
                                      the Class' applicable Pass-Through Rate
                                      (without regard to the Net WAC Cap, but
                                      subject to a maximum rate of 11.000%).

Interest Carry Forward Amount:  "Interest Carry Forward Amount" with respect to any Class of Certificates and any
                                Distribution Date will be equal to the
                                amount, if any, by which the Interest
                                Distribution Amount for that Class of
                                Certificates for the immediately preceding
                                Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.



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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Interest Distributions on       On each Distribution Date and after payments
Offered Certificates:           of Expense Fees, if any, and other expenses,
                                interest distributions from the Interest
                                Remittance Amount will be allocated as
                                follows:
                                (i)     The portion of the Interest Remittance
                                        Amount attributable to the Group 1
                                        Mortgage Loans will be allocated
                                        according to the related Accrued
                                        Certificate Interest and any unpaid
                                        Accrued Certificate Interest from prior
                                        Distribution Dates, other than the
                                        Class 1-A Basis Risk Carry Forward
                                        Amount, as applicable, first, to the
                                        Class 1-A Certificates pro rata and
                                        second, pro rata, based on their
                                        respective entitlements to such
                                        amounts, to the Class 2-A Certificates;
                                (ii)    The portion of the Interest Remittance
                                        Amount attributable to the Group 2
                                        Mortgage Loans will be allocated
                                        according to the related Accrued
                                        Certificate Interest and any unpaid
                                        Accrued Certificate Interest from prior
                                        Distribution Dates, other than the
                                        Class 2-A Basis Risk Carry Forward
                                        Amount, as applicable, first, pro rata,
                                        based on their respective entitlements
                                        to such amounts, to the Class 2-A
                                        Certificates and second, pro rata to
                                        the Class 1-A Certificates;
                                (iii)   To the Class M-1 Certificates, its
                                        Accrued Certificate Interest;
                                (iv)    To the Class M-2 Certificates, its
                                        Accrued Certificate Interest;
                                (v)     To the Class M-3 Certificates, its
                                        Accrued Certificate Interest;
                                (vi)    To the Class M-4 Certificates, its
                                        Accrued Certificate Interest;
                                (vii)   To the Class M-5 Certificates, its
                                        Accrued Certificate Interest;
                                (viii)  To the Class M-6 Certificates, its
                                        Accrued Certificate Interest;
                                (ix)    To the Class B-1 Certificates, its
                                        Accrued Certificate Interest;
                                (x)     To the Class B-2 Certificates, its
                                        Accrued Certificate Interest;
                                (xi)    To the Class B-3 Certificates; its
                                        Accrued Certificate Interest; and
                                (xii)   Any remaining amounts will be
                                        distributed pursuant to the Allocation
                                        of Net Monthly Excess Cashflow.

Principal Distributions on      On each Distribution Date (a) prior to the
Offered Certificates:           Stepdown Date or (b) on which a Trigger Event
                                is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                (i)    To the Class A Certificates, allocated
                                       among the Class A Certificates as
                                       described below, until the Class
                                       Principal Balances of the Class A
                                       Certificates have been reduced to zero;
                                (ii)   To the Class M-1 Certificates, until
                                       the Class Principal Balance has been
                                       reduced to zero;
                                (iii)  To the Class M-2 Certificates, until
                                       the Class Principal Balance has been
                                       reduced to zero;
                                (iv)   To the Class M-3 Certificates, until
                                       the Class Principal Balance has been
                                       reduced to zero;
                                (v)    To the Class M-4 Certificates, until
                                       the Class Principal Balance has been
                                       reduced to zero;
                                (vi)   To the Class M-5 Certificates, until
                                       the Class Principal Balance has been
                                       reduced to zero;
                                (vii)  To the Class M-6 Certificates, until
                                       the Class Principal Balance has been
                                       reduced to zero;
                                (viii) To the Class B-1 Certificates, until
                                       the Class Principal Balance has been
                                       reduced to zero;
                                (ix)   To the Class B-2 Certificates, until
                                       the Class Principal Balance has been
                                       reduced to zero;
                                (x)    To the Class B-3 Certificates, until
                                       the Class Principal Balance has been
                                       reduced to zero; and
                                (xi)   Any remaining amounts will be
                                       distributed pursuant to the Allocation
                                       of Net Monthly Excess Cashflow.

                                On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                (i) To the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated among the Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
                                (ii)   To the Class M-1 Certificates, the
                                       lesser of the remaining Principal
                                       Distribution Amount and the Class M-1
                                       Principal Distribution Amount, until
                                       the Class Principal Balance thereof has
                                       been reduced to zero;
                                (iii)  To the Class M-2 Certificates, the
                                       lesser of the remaining Principal
                                       Distribution Amount and the Class M-2
                                       Principal Distribution Amount, until
                                       the Class Principal Balance thereof has
                                       been reduced to zero;
                                (iv)   To the Class M-3 Certificates, the
                                       lesser of the remaining Principal
                                       Distribution Amount


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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                                       and the Class M-3 Principal Distribution
                                       Amount, until the Class Principal
                                       Balance thereof has been reduced to
                                       zero;
                                (v)    To the Class M-4 Certificates, the
                                       lesser of the remaining Principal
                                       Distribution Amount and the Class M-4
                                       Principal Distribution Amount, until
                                       the Class Principal Balance thereof has
                                       been reduced to zero;
                                (vi)   To the Class M-5 Certificates, the
                                       lesser of the remaining Principal
                                       Distribution Amount and the Class M-5
                                       Principal Distribution Amount, until
                                       the Class Principal Balance thereof has
                                       been reduced to zero;
                                (vii)  To the Class M-6 Certificates, the
                                       lesser of the remaining Principal
                                       Distribution Amount and the Class M-6
                                       Principal Distribution Amount, until
                                       the Class Principal Balance thereof has
                                       been reduced to zero;
                                (viii) To the Class B-1 Certificates, the
                                       lesser of the remaining Principal
                                       Distribution Amount and the Class B-1
                                       Principal Distribution Amount, until
                                       the Class Principal Balance thereof has
                                       been reduced to zero;
                                (ix)   To the Class B-2 Certificates, the
                                       lesser of the remaining Principal
                                       Distribution Amount and the Class B-2
                                       Principal Distribution Amount, until
                                       the Class Principal Balance thereof has
                                       been reduced to zero;
                                (x)    To the Class B-3 Certificates, the
                                       lesser of the remaining Principal
                                       Distribution Amount and the Class B-3
                                       Principal Distribution Amount, until
                                       the Class Principal Balance thereof has
                                       been reduced to zero; and
                                (xi)   Any remaining amounts will be
                                       distributed pursuant to the Allocation
                                       of Net Monthly Excess Cashflow.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Class A Principal Allocation:   All principal distributions to the holders of
                                the Class A Certificates on any Distribution
                                Date will be allocated concurrently between the Class 1-A Certificates and the Class 2-A Certificates, based on the Class 1-A Principal Allocation Percentage and the Class 2-A Principal Allocation Percentage, as applicable.

                                The Class 1-A Principal Allocation Amount will be distributed as follows:

                                1.)      To the Class 1-A-2 Certificates, an
                                         amount equal to the Group 1 Priority
                                         Amount, until its Class Principal
                                         Balance is reduced to zero;
                                2.) To the Class 1-A-1 Certificates until its Class Principal Balance is reduced to zero;
                                3.)      To the Class 1-A-2 Certificates,
                                         without regard to the Group 1
                                         Priority Amount, until its Class
                                         Principal Balance is reduced to zero.

                                If a Sequential Trigger is not in effect the Class 2-A Principal Allocation Amount will be distributed as follows:

                                1.)      To the Class 2-A-6 Certificates, an
                                         amount equal to the Group 2 Priority
                                         Amount, until its Class Principal
                                         Balance is reduced to zero;
                                2.)      Sequentially, to the Class 2-A-1,
                                         Class 2-A-2, Class 2-A-3 Certificates
                                         their Class Principal Balances are
                                         reduced to zero;
                                3.)      To the Class 2-A-4-A, Class 2-A-4-B
                                         and Class 2-A-4-C Certificates, pro
                                         rata, until their respective Class
                                         Principal Balances have been reduced
                                         to zero.
                                4.) To the Class 2-A-5 Certificates until its respective Class Principal Balance is reduced to zero.
                                5.)      To the Class 2-A-6 Certificates,
                                         without regard to the Group 2
                                         Priority Amount, until its Class
                                         Principal Balance is reduced to zero.

                                If a Sequential Trigger is in effect the Class 2-A Principal Allocation Amount will be distributed as follows:

                                1.)      To the Class 2-A-6 Certificates, an
                                         amount equal to the Group 2 Priority
                                         Amount, until its Class Principal
                                         Balance is reduced to zero;
                                2.)      Sequentially, to the Class 2-A-1,
                                         Class 2-A-2, Class 2-A-3 Certificates
                                         their Class Principal Balances are
                                         reduced to zero;
                                3.)      Concurrently, the aggregate of the
                                         Class 2-A-4 Portions as follows:
                                         a.   For the Class 2-A-4-A and Class
                                              2-A-4-B Certificates on that
                                              Distribution Date, to the
                                              Class 2-A-4-A and Class
                                              2-A-4-B Certificates,
                                              sequentially, in that order,
                                              until their respective Class
                                              Principal Balances have been
                                              reduced to zero.
                                         b.   For the Class 2-A-4-C
                                              Certificates on that Distribution
                                              Date, to the Class 2-A-4-C
                                              Certificates until its
                                              respective Class Principal
                                              Balance has been reduced to zero;
                                4.) To the Class 2-A-5 Certificates until its respective Class Principal
                                         Balance is reduced to zero.
                                5.)      To the Class 2-A-6 Certificates,
                                         without regard to the Group 2
                                         Priority Amount, until its Class
                                         Principal Balance is reduced to zero.

                                However, if the Class Principal Balances of either the Class 1-A Certificates or the Class 2-A Certificates are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the remaining Class A Certificates in accordance with the principal distribution allocations described herein, until their Class Principal Balances have been reduced to zero. Any payments of principal to the Class 1-A Certificates will first be made from payments relating to the Group 1 Mortgage Loans and any payments of principal to the Class 2-A Certificates will first be made from payments relating to the Group 2 Mortgage Loans.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Class A Principal Allocation    Notwithstanding the above, in the event that
(continued):                    the Class Principal Balances of all Subordinate
                                Classes and the Class OC Certificates have been reduced to zero, principal distributions to the Class 1-A Certificates will be distributed concurrently to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata based upon their respective Class Principal
                                Balances. Principal Distributions to the
                                Class 2-A Certificates will be distributed concurrently to the Class 2-A-1, Class 2-A-2,
                                Class 2-A-3 and Class Class 2-A-4-A, Class
                                2-A-4-B, Class 2-A-4-C, Class 2-A-5 and Class
                                2-A-6 Certificates, pro rata based on their respective Class Principal Balances. The preceeding sentence notwithstanding if, a
                                Sequential Trigger is in effect, and
                                principal distributions to the Class 2-A will be allocated concurrently as follows:

                                   1)    the aggregate of the Pro Rata
                                         Portions for the Class 2-A-1, Class
                                         2-A-2, Class 2-A-3, Class 2-A-4-C,
                                         Class 2-A-5 and Class 2-A-6
                                         Certificates for that Distribution
                                         Date will be distributed
                                         concurrently, to the Class 2-A-1,
                                         Class 2-A-2, Class 2-A-3, Class
                                         2-A-4-C, Class 2-A-5 and Class 2-A-6
                                         Certificates, pro rata, until their
                                         respective Class Principal Balances
                                         have been reduced to zero;
                                   2)    the aggregate of the Pro Rata
                                         Portions for the Class 2-A-4-A and
                                         Class 2-A-4-B Certificates for that
                                         Distribution Date will be distributed
                                         sequentially, to the Class 2-A-4-A
                                         and Class 2-A-4-B Certificates, in
                                         that order, until their respective
                                         Class Principal Balances are reduced
                                         to zero.


Sequential Trigger:             A Sequential Trigger means (a) with respect
                                to any Distribution Date occurring before February 2009 the circumstances in which the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate Stated Principal
                                Balance of the Mortgage Loans as of the
                                Cut-off Date exceeds 0.20% and (b) with
                                respect to any Distribution Date occurring in or after February 2009, a Trigger Event.

Class A Principal Allocation    For any Distribution Date, the percentage
Percentage:                     equivalent of a fraction, determined as
                                follows: (i) in the case of the Class 1-A
                                Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group 1 Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Class 2-A
                                Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group 2 Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.

Class A Principal Allocation    For any Distribution Date, the amount
Amount:                         determined as follows: (i) in the case of the
                                Class 1-A Certificates the product of (x) the principal remittance amount for such date and
                                (y) the Class 1-A Principal Allocation
                                Percentage (such amount the "Class
                                1-A-Principal Allocation Amount") and (ii) in the case of the Class 2-A Certificates the product of (x) the principal remittance amount for such date and (y) the Class 2-A
                                Principal Allocation Percentage (such amount the "Class 2-A Principal Allocation Amount").

Senior Enhancement Percentage:  For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class
                                Principal Balance of the Subordinate
                                Certificates (together with any
                                overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution
                                Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Group 1 Priority Amount:        For any Distribution Date, the amount equal to
                                the product of (i) the Group 1 Priority
                                Percentage, (ii) the Shift Percentage and
                                (iii) the principal allocable to the Class
                                1-A Certificates for that Distribution Date.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Group 1 Priority Percentage:    For any Distribution Date, the fraction,
                                expressed as a percentage, the numerator of which is the Class Principal Balance of the Class 1-A-2 Certificates and the denominator of which is the aggregate Class Principal Balances of the Class 1-A Certificates, prior to giving effect to any distributions of principal on that Distribution Date.

Group 2 Priority Amount:        For any Distribution Date, the amount equal to
                                the product of (i) the Group 2 Priority
                                Percentage, (ii) the Shift Percentage and
                                (iii) the principal allocable to the Class
                                2-A Certificates for that Distribution Date.

Group 2 Priority Percentage:    For any Distribution Date, the fraction,
                                expressed as a percentage, the numerator of which is the Class Principal Balance of the Class 2-A-6 Certificates and the denominator of which is the aggregate Class Principal
                                Balances of the Class 2-A Certificates, prior to giving effect to any distributions of principal on that Distribution Date.

Shift Percentage:               For each Distribution Date:

                                ----------------------------------------------
                                Distribution Date
                                (Months)                      Shift Percentage

                                    1 to 36                             0%

                                   37 to 60                            45%

                                   61 to 72                            80%

                                   73 to 84                           100%

                                   85 and thereafter                  300%

                                ----------------------------------------------

Allocation of Net Monthly       For any Distribution Date, any Net Monthly
Excess Cashflow:                Excess Cashflow shall be distributed as follows:
                                (i)     to the Class M-1 Certificates, the
                                        related Interest Carry Forward Amount;
                                (ii)    to the Class M-1 Certificates, the
                                        allocated Unreimbursed Realized Loss
                                        Amount;
                                (iii)   to the Class M-2 Certificates, the
                                        related Interest Carry Forward Amount;
                                (iv)    to the Class M-2 Certificates, the
                                        allocated Unreimbursed Realized Loss
                                        Amount;
                                (v)     to the Class M-3 Certificates, the
                                        related Interest Carry Forward Amount;
                                (vi)    to the Class M-3 Certificates, the
                                        allocated Unreimbursed Realized Loss
                                        Amount;
                                (vii)   to the Class M-4 Certificates, the
                                        related Interest Carry Forward Amount;
                                (viii)  to the Class M-4 Certificates, the
                                        allocated Unreimbursed Realized Loss
                                        Amount;
                                (ix)    to the Class M-5 Certificates, the
                                        related Interest Carry Forward Amount;
                                (x)     to the Class M-5 Certificates, the
                                        allocated Unreimbursed Realized Loss
                                        Amount;
                                (xi)    to the Class M-6 Certificates, the
                                        related Interest Carry Forward Amount;
                                (xii)   to the Class M-6 Certificates, the
                                        allocated Unreimbursed Realized Loss
                                        Amount;
                                (xiii)  to the Class B-1 Certificates, the
                                        related Interest Carry Forward Amount;
                                (xiv)   to the Class B-1 Certificates, the
                                        allocated Unreimbursed Realized Loss
                                        Amount;
                                (xv)    to the Class B-2 Certificates, the
                                        related Interest Carry Forward Amount;
                                (xvi)   to the Class B-2 Certificates, the
                                        allocated Unreimbursed Realized Loss
                                        Amount;
                                (xvii)  to the Class B-3 Certificates, the
                                        related Interest Carry Forward Amount;
                                (xviii) to the Class B-3 Certificates, the
                                        allocated Unreimbursed Realized Loss
                                        Amount;
                                (xix)   concurrently, to the Class 1-A
                                        Certificates pro rata, any Basis
                                        Risk Carry Forward Amount for the
                                        Class 1-A Certificates and to the
                                        Class 2-A Certificates pro rata, any
                                        Basis Risk Carry Forward Amount for
                                        the Class 2-A Certificates;
                                (xx)    sequentially, to Class M-1, Class M-2,
                                        Class M-3, Class M-4, Class M-5, Class
                                        M-6, Class B-1, Class B-2 and Class B-3
                                        Certificates, in such order, any Basis
                                        Risk Carry Forward Amount for such
                                        classes;
                                (xxi)   sequentially, first (i) concurrently,
                                        to the Class A Certificates, first, pro
                                        rata, based on their respective Class
                                        Principal Balances to the extent needed
                                        to pay any Unpaid Interest Shortfall
                                        Amount for each such Class and then,
                                        pro rata, based on any Unpaid Interest
                                        Shortfall Amount for each such Class,
                                        in an amount up to the amount of any
                                        Unpaid Interest Shortfall Amount
                                        remaining unpaid for such Classes of
                                        Certificates and then (ii)
                                        sequentially, to the Class M-1, Class
                                        M-2, Class M-3, Class M-4, Class M-5,
                                        Class M-6, Class B-1, Class B-2 and
                                        Class B-3 Certificates, in that order,
                                        in an amount up to the amount of any
                                        Unpaid Interest Shortfall Amount for
                                        such Classes of Certificates; and
                                (xxii)  all remaining amounts to the holders of
                                        the Class OC Certificates.
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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Unpaid Interest Shortfalls:     For any class of Offered Certificates and
                                Distribution Date, the sum of interest
                                shortfalls as a result of the Relief Act and Net Prepayment Interest Shortfalls on the Mortgage Loans allocated to such class of certificates on that Distribution Date and such amounts from any prior Distribution Date remaining unpaid.

Unreimbursed Realized Loss      For any Class of Offered Certificates other
Amount:                         than the Class A Certificates, the portion of
                                any Realized Losses on the Mortgage Loans previously allocated to that Class remaining unpaid from prior Distribution Dates.

Available Distribution Amount:  The "Available Distribution Amount" for any
                                Distribution Date and the Certificates will equal the sum of the following amounts:

                                (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Mortgage Loans serviced by it and received by the Master Servicer by such Distribution Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds, Subsequent Recoveries and insurance proceeds), except:

                                        o all scheduled payments of principal
                                        and related interest collected on
                                        Mortgage Loans but due on a date
                                        after the related Due Date;
                                        o all partial principal prepayments
                                        received with respect to the Mortgage
                                        Loans after the related Prepayment
                                        Period, together with all related
                                        interest accrued on such Mortgage
                                        Loans;
                                        o all prepayment penalties received
                                        in connection with the Mortgage Loans;
                                        o all prepayments in full received
                                        with respect to the Mortgage Loans
                                        after the related Prepayment Period,
                                        together with all related interest
                                        accrued on such Mortgage Loans;
                                        o Liquidation Proceeds, condemnation
                                        proceeds and insurance proceeds
                                        received on such Mortgage Loans after
                                        the previous calendar month;
                                        o all amounts reimbursable to a
                                        Servicer pursuant to the terms of the
                                        related servicing agreement or the
                                        Pooling and Servicing Agreement, as
                                        applicable, or to the Master Servicer,
                                        the Securities Administrator, the
                                        Trustee and/or any Custodian pursuant
                                        to the terms of the Pooling and
                                        Servicing Agreement or any custody
                                        agreements, in each case with respect
                                        to the Mortgage Loans or otherwise
                                        allocable to the Certificates;
                                        o reinvestment income on the balance
                                        of funds, if any, in the custodial
                                        accounts or distribution account; and
                                        o any fees payable to the Servicers
                                        and the Master Servicer, in each case
                                        with respect to the Mortgage Loans;
                                (2) all Monthly Advances on the Mortgage Loans made by each Servicer and/or the Master Servicer for that Distribution Date;
                                (3) any amounts paid as "Compensating Interest" with respect to the Mortgage Loans in by each Servicer and/or the Master Servicer for that Distribution Date;
                                (4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans by the Seller or Depositor pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related Assignment Agreement; and
                                (5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related Prepayment Period.


Interest Remittance Amount:     For any Distribution Date, the portion of the
                                Available Distribution Amount for such
                                Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:   For any Distribution Date and each class of
                                Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:  On any Distribution Date, the sum of (i) the
                                Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution    On any Distribution Date, the excess of (i) the
Amount:                         Principal Remittance Amount over (ii) the
                                Excess Subordinated Amount, if any.


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Please refer to important information and qualifications at the end of this material.
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                                    Page 17


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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Net Monthly Excess Cashflow:    For any Distribution Date is the amount of
                                funds available for distribution on such Distribution Date remaining after making the distributions to the Certificates under "Interest Distributions on Offered Certificates" and "Principal Distributions on Offered Certificates" above.

Extra Principal Distribution    For any Distribution Date, the lesser of (i)
Amount:                         the excess of (x) interest collected or
                                advanced with respect to the Mortgage Loans with due dates in the related Due Period
                                (less servicing fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and
                                (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:     For any Distribution Date, means the excess,
                                if any of (i) the amount of
                                overcollateralization on that Distribution
                                Date over (ii) the required
                                overcollateralization for such Distribution
                                Date.

Overcollateralization           For any Distribution Date will be the amount,
Deficiency Amount:              if any, by which the required
                                overcollateralization exceeds the
                                overcollateralized amount for such
                                Distribution Date (calculated for this
                                purpose only after assuming that 100% of the Principal Remittance Amount on such
                                Distribution Date has been distributed).

Class A Principal               For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the aggregate Class Principal
                                Balance of the Class A Certificates
                                immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.90% and (ii) the aggregate
                                Stated Principal Balance of the Mortgage
                                Loans as of the last day of the related Due
                                Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                Loans as of the last day of the related Due
                                Period over $1,773,821.

Class M-1 Principal             For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class A
                                Certificates (after taking into account the payment of the Class A Principal Distribution
                                Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class M-1
                                Certificates immediately prior to such
                                Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.80% and
                                (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,733,821.

Class M-2 Principal             For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class A
                                Certificates (after taking into account the payment of the Class A Principal Distribution
                                Amount on such Distribution Date), (ii) the
                                Class Principal Balance of the Class M-1
                                Certificates (after taking into account the payment of the Class M-1 Principal
                                Distribution Amount on such Distribution
                                Date) and (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.50% and (ii) the aggregate
                                Stated Principal Balance of the Mortgage
                                Loans as of the last day of the related Due
                                Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                Loans as of the last day of the related Due
                                Period over $1,733,821.

Class M-3 Principal             For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class A
                                Certificates (after taking into account the payment of the Class A Principal Distribution
                                Amount on such Distribution Date), (ii) the
                                Class Principal Balance of the Class M-1
                                Certificates (after taking into account the payment of the Class M-1 Principal
                                Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2
                                Principal Distribution Amount on such
                                Distribution Date) and (iv) the Class
                                Principal Balance of the Class M-3
                                Certificates immediately prior to such
                                Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.50% and
                                (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,733,821.


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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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                                    Page 18


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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Class M-4 Principal             For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class A
                                Certificates (after taking into account the payment of the Class A Principal Distribution
                                Amount on such Distribution Date), (ii) the
                                Class Principal Balance of the Class M-1
                                Certificates (after taking into account the payment of the Class M-1 Principal
                                Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2
                                Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal
                                Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                M-3 Principal Distribution Amount on such
                                Distribution Date) and (v) the Class
                                Principal Balance of the Class M-4
                                Certificates immediately prior to such
                                Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.20% and
                                (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,733,821.

Class M-5 Principal             For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class A
                                Certificates (after taking into account the payment of the Class A Principal Distribution
                                Amount on such Distribution Date), (ii) the
                                Class Principal Balance of the Class M-1
                                Certificates (after taking into account the payment of the Class M-1 Principal
                                Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2
                                Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal
                                Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                M-3 Principal Distribution Amount on such
                                Distribution Date), (v) the Class Principal
                                Balance of the Class M-4 Certificates (after taking into account the payment of the Class
                                M-4 Principal Distribution Amount on such
                                Distribution Date) and (vi) the Class
                                Principal Balance of the Class M-5
                                Certificates immediately prior to such
                                Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.90% and
                                (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,733,821.

Class M-6 Principal             For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class A
                                Certificates (after taking into account the payment of the Class A Principal Distribution
                                Amount on such Distribution Date), (ii) the
                                Class Principal Balance of the Class M-1
                                Certificates (after taking into account the payment of the Class M-1 Principal
                                Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2
                                Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal
                                Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                M-3 Principal Distribution Amount on such
                                Distribution Date), (v) the Class Principal
                                Balance of the Class M-4 Certificates (after taking into account the payment of the Class
                                M-4 Principal Distribution Amount on such
                                Distribution Date), (vi) the Class Principal
                                Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                M-5 Principal Distribution Amount on such
                                Distribution Date) and (vii) the Class
                                Principal Balance of the Class M-6
                                Certificates immediately prior to such
                                Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.60% and
                                (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,733,821.


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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Class B-1 Principal             For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class A
                                Certificates (after taking into account the payment of the Class A Principal Distribution
                                Amount on such Distribution Date), (ii) the
                                Class Principal Balance of the Class M-1
                                Certificates (after taking into account the payment of the Class M-1 Principal
                                Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2
                                Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal
                                Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                M-3 Principal Distribution Amount on such
                                Distribution Date), (v) the Class Principal
                                Balance of the Class M-4 Certificates (after taking into account the payment of the Class
                                M-4 Principal Distribution Amount on such
                                Distribution Date), (vi) the Class Principal
                                Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                M-5 Principal Distribution Amount on such
                                Distribution Date), (vii) the Class Principal
                                Balance of the Class M-6 Certificates (after taking into account the payment of the Class
                                M-6 Principal Distribution Amount on such
                                Distribution Date) and (viii) the Class
                                Principal Balance of the Class B-1
                                Certificates immediately prior to such
                                Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.30% and
                                (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,733,821.

Class B-2 Principal             For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class A
                                Certificates (after taking into account the payment of the Class A Principal Distribution
                                Amount on such Distribution Date), (ii) the
                                Class Principal Balance of the Class M-1
                                Certificates (after taking into account the payment of the Class M-1 Principal
                                Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2
                                Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal
                                Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                M-3 Principal Distribution Amount on such
                                Distribution Date), (v) the Class Principal
                                Balance of the Class M-4 Certificates (after taking into account the payment of the Class
                                M-4 Principal Distribution Amount on such
                                Distribution Date), (vi) the Class Principal
                                Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                M-5 Principal Distribution Amount on such
                                Distribution Date), (vii) the Class Principal
                                Balance of the Class M-6 Certificates (after taking into account the payment of the Class
                                M-6 Principal Distribution Amount on such
                                Distribution Date), (viii) the Class
                                Principal Balance of the Class B-1
                                Certificates (after taking into account the payment of the Class B-1 Principal
                                Distribution Amount on such Distribution
                                Date) and (ix) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                                97.00% and (ii) the aggregate Stated
                                Principal Balance of the Mortgage Loans as of the last day of the related Due Period and
                                (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,733,821.


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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Class B-3 Principal             For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class A
                                Certificates (after taking into account the payment of the Class A Principal Distribution
                                Amount on such Distribution Date), (ii) the
                                Class Principal Balance of the Class M-1
                                Certificates (after taking into account the payment of the Class M-1 Principal
                                Distribution Amount on such Distribution
                                Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2
                                Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal
                                Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                M-3 Principal Distribution Amount on such
                                Distribution Date), (v) the Class Principal
                                Balance of the Class M-4 Certificates (after taking into account the payment of the Class
                                M-4 Principal Distribution Amount on such
                                Distribution Date), (vi) the Class Principal
                                Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                M-5 Principal Distribution Amount on such
                                Distribution Date), (vii) the Class Principal
                                Balance of the Class M-6 Certificates (after taking into account the payment of the Class
                                M-6 Principal Distribution Amount on such
                                Distribution Date), (viii) the Class
                                Principal Balance of the Class B-1
                                Certificates (after taking into account the payment of the Class B-1 Principal
                                Distribution Amount on such Distribution
                                Date), (ix) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2
                                Principal Distribution Amount on such
                                Distribution Date) and (x) the Class
                                Principal Balance of the Class B-3
                                Certificates immediately prior to such
                                Distribution Date over (y) the lesser of (A) the product of (i) approximately 98.00% and
                                (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,733,821.


Allocation of Losses:           If on any Distribution Date, the aggregate
                                Class Principal Balances of the Offered
                                Certificates exceeds the aggregate Stated
                                Principal Balance of the Mortgage Loans for that Distribution Date, the Class Principal
                                Balance of the applicable Class M or Class B
                                Certificates will be reduced, in inverse order of seniority (beginning with the Class
                                B-3 Certificates) by an amount equal to that excess, until that Class Principal Balance is reduced to zero. The Class Principal Balances of the Class A Certificates will not be reduced by this excess. This reduction of a Class Principal Balance for Realized Losses is referred to as an "Applied Realized Loss
                                Amount."

                                In the event Applied Realized Loss Amounts are allocated to any class of Subordinated Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Principal Balance of each Class of Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

Trust Tax Status:               One or more REMICs.

ERISA Eligibility:              Subject to the considerations in the Prospectus
                                and the Free Writing Prospectus, the Offered
                                Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income
                                Security Act of 1974, as amended, or Section
                                4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.


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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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SMMEA Eligibility:              It is anticipated that the Class A, Class M-1,
                                Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement and      This term sheet does not contain all
Prospectus:                     information that is required to be included in
                                a registration statement, or in a base
                                prospectus and prospectus supplement.
                                The Depositor has filed a registration
                                statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
                                1-866-718-1649.
                                The registration statement referred to above
                                (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                                [http://www.sec.gov/Archives/edgar/data/762153
                                /000091412106000636/0000914121-06-000636.txt]

Risk Factors:                   PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                INCLUDED IN THE REGISTRATION STATEMENT AND IN
                                THE FREE WRITING PROSPECTUS FOR A DESCRIPTION
                                OF INFORMATION THAT SHOULD BE CONSIDERED IN
                                CONNECTION WITH AN INVESTMENT IN THE OFFERED
                                CERTIFICATES.

Static Pool Information:        Information concerning the sponsor's prior
                                residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/prime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization Cut-off Date and delinquency, cumulative loss, and prepayment information as of each Distribution Date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates.
                                Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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                                   EXHIBIT 1

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and
(ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

Under the Office of Thrift Supervision (OTS) Delinquency Calculation Method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month, however, the cut off date for information is the end of the calendar month. Therefore a loan with a due date of Aug. 1, 2002, with no payment received by the close of business on Aug. 31, 2002, would have been reported as current on the September statement to certificateholders. Assuming no payments are made during September, the loan would be reflected as delinquent on the October statement.

The model used in this Preliminary Termsheet with respect to the Mortgage Loans assumes CPR starting at approximately 10% CPR in month 1 and increasing to 25% CPR in month 12 (15%/11 increase for each month), and remaining at 25% CPR thereafter. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.


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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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                                   EXHIBIT 2
                              GMAC Mortgage, LLC

General
-------
GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

                   ----------------------------------------
                   |                                      |
                   |                                      |
                   |               GMAC LLC               |
                   |                (GMAC)                |
                   |                                      |
                   |                                      |
                   ----------------------------------------
                                      |
                                      |
                                      |
                                      |
                                      |
                   ----------------------------------------
                   |                                      |
                   |                                      |
                   |  Residential Capital, LLC (Res Cap)  |
                   |                                      |
                   |                                      |
                   ----------------------------------------
                                      |
                                      |
                                      |
                                      |
                                      |
                   ----------------------------------------
                   |                                      |
                   |                                      |
                   |          GMAC Mortgage, LLC          |
                   |                                      |
                   |                                      |
                   ----------------------------------------



Servicing Activities
--------------------
GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of September 30, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,206,270 of residential mortgage loans having an aggregate unpaid principal balance of approximately $272 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 312,568 loans having an aggregate unpaid principal balance of over $52.4 billion.


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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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The following tables set forth the mortgage loans serviced by GMAC Mortgage,
LLC or its predecessor entity for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage, LLC or its predecessor entity was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC or its predecessor entity was the servicer of a residential mortgage loan portfolio of approximately $200.4 billion, $32.7 billion, $18.9 billion and $20.6 billion during the nine months ended September 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume



                GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                ($ IN MILLIONS)



                                            For the Nine
                                            Months Ended
                                            September 30,                    For the Year Ended December 31,
                                            -------------     -------------------------------------------------------------

                                                  2006             2005            2004            2003            2002
                                            -------------     ------------     -----------     -----------     ------------
Prime conforming mortgage loans
     No. of Loans..................             1,443,554        1,392,870       1,323,249       1,308,284       1,418,843
     Dollar Amount of Loans........              $200,412         $186,364        $165,521        $153,601        $150,421
     Percentage Change
          from Prior Year..........
                                                    7.54%           12.59%           7.76%           2.11%            N/A
Prime non-conforming mortgage loans
     No. of Loans........................          69,019           69,488          53,119          34,041          36,225
     Dollar Amount of Loans..........             $32,662          $32,385         $23,604         $13,937         $12,543
     Percentage Change
          from Prior Year..........                 0.86%           37.20%          69.36%          11.12%             N/A
Government mortgage loans
     No. of Loans.........................        183,058          181,679         191,844         191,023         230,085
     Dollar Amount of Loans..........             $18,866          $18,098         $18,328         $17,594         $21,174
     Percentage Change
          from Prior Year..........                 4.24%          (1.25)%           4.17%         (16.91)%            N/A
Second-lien mortgage loans
     No. of Loans........................         510,639          392,261         350,334         282,128         261,416
     Dollar Amount of Loans..........             $20,555          $13,034         $10,374          $7,023          $6,666
     Percentage Change
          from Prior Year..........                57.70%           25.64%          47.71%           5.36%             N/A
Total mortgage loans serviced
     No. of Loans........................       2,206,270        2,036,298       1,918,546       1,815,476       1,946,569
     Dollar Amount of Loans..........            $272,495         $249,881        $217,827        $192,155        $190,804
     Percentage Change
          from Prior Year..........                 9.05%           14.72%          13.36%           0.71%             N/A


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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.


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MORGAN STANLEY                                                January 25, 2007
Securitized Products Group
                                Morgan Stanley

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                             TERM SHEET DISCLAIMER


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